Exhibit 21

LYONDELL CHEMICAL COMPANY

SUBSIDIARIES

Name	Type of Entity	Jurisdiction

ARCO Chemical Properties, L.P.	limited partnership	Delaware

ARCO Chemical Technology, Inc.	holding corporation	Delaware

ARCO Chemical Technology, L.P.	limited partnership	Delaware

ARCO Chemical Technology Management, Inc.	holding corporation	Delaware

Equistar Chemicals, LP	limited partnership	Delaware

Eurogen C.V.	limited partnership	Netherlands

Lyondell Asia Pacific, Ltd.	corporation	Delaware

Lyondell-Bayer Manufacturing Maasvlakte VOF	general partnership	Netherlands

Lyondell Bayport, LLC	limited liability	Delaware

Lyondell Centennial Corp.	corporation	Delaware

Lyondell Chemical Canada Inc.	corporation	Canada

Lyondell Chemical Central Europe Ges.m.b.H.	corporation	Austria

Lyondell Chemical Delaware Company	holding corporation	Delaware

Lyondell Chemical (Deutschland) GmbH	corporation	Germany

Lyondell Chemical Espana Co.	corporation	Delaware

Lyondell Chemical Europe, Inc.	corporation	Delaware

Lyondell Chemical Holding Company	corporation	Delaware

Lyondell Chemical International Company	corporation	Delaware

Lyondell Chemical Italia S.r.L.	corporation	Italy

Lyondell Chemical Overseas Services, Inc.	corporation	Delaware

Lyondell Chemical Pan America, Inc.	corporation	Delaware

Lyondell Chemical Products Europe, Inc.	corporation	Delaware

Lyondell Chemical Wilmington, Inc.	corporation	Delaware

Lyondell Chemie International B.V.	limited liability	Netherlands

Lyondell Chemie Investment Nederland B.V.	limited liability	Netherlands

Lyondell Chemie Nederland B.V.	limited liability	Netherlands

Lyondell Chemical Nederland, Ltd.	corporation	Delaware

Lyondell Chemie (PO11) B.V.	limited liability	Netherlands

Lyondell Chemie (POSM) B.V.	limited liability	Netherlands

Lyondell Chemie Technologie Nederland B.V.	limited liability	Netherlands

Lyondell Chemie Utilities B.V.	limited liability	Netherlands

Lyondell Chimie France Corporation	corporation	Delaware

Lyondell Chimie France SNC	partnership	France

Lyondell Chimie TDI SCA	corporation	France

LYONDELL-CITGO Refining LP	limited partnership	Delaware

Lyondell-DNT Limited Partnership	limited partnership	Delaware

Lyondell Funding, LLC	limited liability	Delaware

Lyondell Funding II, LLC	limited liability	Delaware

Lyondell France, Inc.	corporation	Delaware

Lyondell General Methanol Company	corporation	Delaware

Lyondell Greater China, Ltd.	corporation	Delaware

Lyondell Intermediate Holding Company	corporation	Delaware

Lyondell Japan, Inc.	corporation	Japan

Lyondell Limited Methanol Company	corporation	Delaware

Lyondell (Pelican) Petrochemical L.P.1, Inc.	corporation	Delaware

Lyondell (Pelican) Petrochemical L.P.2, Inc.	corporation	Delaware

Lyondell Methanol Company, L.P.	limited partnership	Delaware

Lyondell Petrochemical G.P. Inc.	corporation	Delaware

Lyondell Petrochemical L.P. Inc.	corporation	Delaware

Exhibit 21

LYONDELL CHEMICAL COMPANY

SUBSIDIARIES

(Continued)

Name	Type of Entity	Jurisdiction

Lyondell PO11 C.V.	limited partnership	Netherlands

Lyondell POJVLP1, LLC	limited liability	Delaware

Lyondell POJVLP2, LLC	limited liability	Delaware

Lyondell POJVLP3, LLC	limited liability	Delaware

Lyondell POJVGP, LLC	limited liability	Delaware

Lyondell POTechLP, Inc.	holding corporation	Delaware

Lyondell POTechGP, Inc.	holding corporation	Delaware

Lyondell Quimica do Brasil, Ltda.	corporation	Brazil

Lyondell Refining GP, LLC	limited liability	Delaware

Lyondell Refining LP, LLC	limited liability	Delaware

Lyondell Refining Partners, LP	limited partnership	Delaware

Lyondell Refining Company	holding corporation	Delaware

Lyondell LP3 GP, LLC	limited liability	Delaware

Lyondell LP3 Partners, LP	limited partnership	Delaware

Lyondell POJV Partner 1 GP, LLC	limited liability	Delaware

Lyondell POJV Partners 1, LP	limited partnership	Delaware

Lyondell POJV Partner 2 GP, LLC	limited liability	Delaware

Lyondell POJV Partners 2, LP	limited partnership	Delaware

Lyondell POJV Partner 3 GP, LLC	limited liability	Delaware

Lyondell POJV Partners 3, LP	limited partnership	Delaware

Lyondell South Asia PTE Ltd.	corporation	Singapore

Lyondell Thailand, Ltd.	corporation	Delaware

Nihon Oxirane Co., Ltd.	corporation	Japan

POSM Delaware, Inc.	holding corporation	Delaware

PO Offtake, LP	limited partnership	Delaware

PO JV, LP	limited partnership	Delaware

POSM II Limited Partnership, L.P.	limited partnership	Delaware

POSM II Properties Partnership, L.P.	limited partnership	Delaware

Seinehaven BDO2 C.V.	limited partnership	Netherlands

Steamelec B.V.	limited liability	Netherlands

Technology JV, LP	limited partnership	Delaware

Lyondell-Equistar Holdings Partners	joint venture	Delaware

Novolen Technology Holdings C.V.	limited partnership	Netherlands